UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 8, 2006

Date of Report (Date of Earliest Event Reported)

CENTENNIAL BANK HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-51556	41-2150446
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 Seventeenth Street, Suite 300

Denver, Colorado 80202

(Address of Principal Executive Offices)(Zip Code)

(303) 296-9600

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On June 12, 2006, Centennial Bank Holdings, Inc. (the “Company”) elected to renew its employment agreement (the “Agreement”) with Paul W. Taylor, Executive Vice President and Chief Financial Officer of the Company, for an additional one-year term pursuant to the terms of the Agreement.

Item 5.02               Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On June 8, 2006, Richard G. McClintock notified the Company of his resignation from the Company’s Board of Directors, effective June 13, 2006, due to a significant increase in his responsibilities and time commitments to his companies, Frederick Ross Company and Westfield Development Company, Inc.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits

                The following exhibit is filed herewith:

10.1                         Amended and Restated Employment Agreement, dated as of March 3, 2004 and amended and restated as of February 4, 2005, between Paul W. Taylor and the Registrant (incorporated herein by reference from Exhibit 10.6 to Registrant’s Registration Statement on Form S-1 (File No. 333-124855), as amended).

SIGNATURE

                        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENNIAL BANK HOLDINGS, INC.

By:	/s/ Zsolt K. Besskó
Name: Zsolt K. Besskó Title: Executive Vice President, General Counsel and Secretary

Date June 13, 2006

Exhibit Index

Exhibit
Number	Description

10.1

Amended and Restated Employment Agreement, dated as of March 3, 2004 and amended and restated as of February 4, 2005, between Paul W. Taylor and the Registrant (incorporated herein by reference from Exhibit 10.6 to Registrant’s Registration Statement on Form S-1 (File No. 333-124855), as amended).